Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-34887 of Day Runner, Inc. on Form S-8 of our report dated August 15, 1997 appearing in the Annual Report on Form 10-K of Day Runner, Inc. for the year ended June 30, 1997.

Deloitte & Touche LLP

/s/Deloitte & Touche LLP

Long Beach, California
November 17, 1997